UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                       November 17, 2010

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-3526	THE SOUTHERN COMPANY (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2010, Michael D. Garrett, currently President and Chief Executive Officer of Georgia Power Company (“Georgia Power”), a member of Georgia Power’s Board of Directors and Executive Vice President of The Southern Company (“Southern Company”), announced that he will retire on December 31, 2010.  It was also announced that W. Paul Bowers, currently Chief Operating Officer of Georgia Power and Executive Vice President of Southern Company, has been elected by Georgia Power’s Board of Directors as President and Chief Executive Officer of Georgia Power and a member of the Board of Directors of Georgia Power effective December 31, 2010.  Mr. Bowers will serve on the Executive Committee of Georgia Power’s Board of Directors effective December 31, 2010.  Mr. Bowers will remain Executive Vice President of Southern Company.
Mr. Bowers, 53, has served as Chief Operating Officer of Georgia Power and Executive Vice President of Southern Company since August 13, 2010.  Prior to his current position, Mr. Bowers served as Executive Vice President and Chief Financial Officer of Southern Company from February 2008 to August 13, 2010.  Mr. Bowers also previously served as Executive Vice President of Southern Company from May 2007 to February 2008 and President of Southern Company Generation, a business unit of Southern Company, and Executive Vice President of Southern Company Services, Inc., a wholly-owned subsidiary of Southern Company, from May 2001 through January 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2010	THE SOUTHERN COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary